Exhibit 99.1

BRE Properties, Inc.

Third Quarter 2005

Earnings Release and

Supplemental Financial Data

The Heights 208 Units Chino Hills, California

BRE Properties, Inc. 525 Market Street, 4th Floor San Francisco, CA 94105	Phone: Fax: E-mail:	415.445.6530 415.445.6505 ir@breproperties.com

Investor contact: Edward F. Lange, Jr.

EVP and Chief Financial Officer

415.445.6559

Media contact: Thomas E. Mierzwinski

VP, Corporate Communications 415.445.6525

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this document contains forward-looking statements regarding BRE and property performance, and is based on BRE’s current expectations and judgment. Actual results could vary materially depending on risks and uncertainties inherent to general and local real estate conditions, future interest rate levels or capital market conditions. For more details, please refer to BRE’s SEC filings, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

BRE Properties, Inc.

Third Quarter 2005

Earnings Release and

Supplemental Financial Data

BRE PROPERTIES REPORTS THIRD QUARTER 2005 RESULTS

OCTOBER 25, 2005 (SAN FRANCISCO) – BRE PROPERTIES, INC., (NYSE:BRE) TODAY REPORTED OPERATING RESULTS FOR THE QUARTER AND NINE-MONTH PERIOD ENDED SEPTEMBER 30, 2005.

Funds from operations (FFO), the generally accepted measure of operating performance for real estate investment trusts, totaled $27.3 million, or $0.51 per diluted share, during third quarter 2005, as compared with $29.5 million, or $0.57 per diluted share for the quarter ended September 30, 2004. (A reconciliation of net income available to common shareholders to FFO is provided at the end of this release.)

Net income available to common shareholders for the third quarter totaled $6.9 million, or $0.13 per diluted share, as compared with $11.5 million, or $0.23 per diluted share, for the same period 2004.

Adjusted EBITDA for the quarter totaled $52.2 million, as compared with $49.7 million in third quarter 2004. (A reconciliation of net income available to common shareholders to Adjusted EBITDA is provided at the end of this release.) For third quarter 2005, revenues totaled $76.8 million, as compared with $66.6 million a year ago, which excludes revenues from discontinued operations of $5.2 million in the current period and $9.3 million in the prior period.

For the year-to-date period, FFO totaled $80.4 million, or $1.53 per diluted share, as compared with $85.3 million, or $1.65 per diluted share for the nine-month period in 2004.

Net income available to common shareholders for the nine-month period in 2005 totaled $49.2 million, or $0.95 per diluted share, as compared with $36.3 million, or $0.72 per diluted share, for the same period in 2004. The 2005 year-to-date results include a net gain on sales totaling $26.9 million, or $0.52 per diluted share. No property sales were recorded during the first nine months of 2004.

Adjusted EBITDA for the nine-month 2005 period totaled $151.7 million, as compared with $144.5 million for the same period in 2004. For the nine months ended September 30, 2005, revenues totaled $220.0 million, as compared with revenues of $194.0 million for the same period in 2004, which excludes revenues from discontinued operations of $18.1 million in the current period and $28.0 million in the prior period.

BRE’s year-over-year comparative earnings and FFO results were influenced by property-level same-store performance, income from acquisitions, properties in the lease-up phase of development and property dispositions. Same-store net operating income (NOI) increased 5.3% for the quarter and 3.2% year to date, as compared with the same periods in 2004. (A reconciliation of net income available to common shareholders to NOI is provided at the end of this release.) The positive overall NOI variances were offset by increased interest expense, increased G&A expenses, and preferred stock dividends on our Series D cumulative redeemable preferred stock issued in December 2004. Earnings per share (EPS) results for the quarter were influenced by an increased level of depreciation expense related to new property acquisitions and development properties completed during the past year.

Interest expense increased to $19.5 million during third quarter 2005, from $16.8 million in third quarter 2004, and to $55.9 million, from $49.0 for the respective nine-month periods. The increases reflect the issuance of unsecured notes, $100 million in first quarter 2004 and $150 million in second quarter 2005, as well as a rising short-term interest rate environment. General and administrative expense increased to $4.0 million in third quarter 2005, from $3.1 million in third quarter 2004. The year-over-year increase in G&A expense included anticipated amounts for BRE’s long-term incentive compensation program, increased estimates for professional fees and additional staffing expense.

	Level of Investment and NOI by Region Quarter Ended September 30, 2005
Region	# Units	Gross Investment	% Investment	% NOI
Southern California	11,092	$1,358,174	50%	53%
Northern California	5,880	618,384	23%	26%
Seattle	3,572	392,099	15%	12%
Phoenix	1,586	120,308	4%	3%
Discontinued Operations	2,184	211,200	8%	6%

($ amounts in 000s) Total	24,314	$2,700,165	100%	100%

Acquisition activities during 2004 and 2005 increased third quarter 2005 NOI by $3.3 million, as compared with third quarter 2004. Development and lease-up properties generated $0.6 million in additional NOI during the quarter, as compared with third quarter 2004 levels. Disposition activities during fourth quarter 2004 and first half of 2005 reduced third quarter 2005 NOI $2.7 million, as compared with third quarter 2004.

Same-Store Property Results

BRE defines same-store properties as stabilized apartment communities owned by the company for at least five full quarters. Of the 23,826 apartment units owned directly by BRE, same-store units totaled 18,990 for the quarter and 18,826 units for the nine-month period.

On a year-over-year basis, overall same-store operating results were affected by increased market rents and increased real estate expenses, consistent with management’s expectations. Average same-store market rent for third quarter 2005 increased 7% to $1,233 per unit, from $1,157 per unit in third quarter 2004. Same-store physical occupancy levels averaged 95.3% during third quarter 2005, as compared with 95.5% in the same period 2004. Annualized resident turnover averaged 65% during the nine months ended September 30, 2005, as compared with 66% during the nine months ended September 30, 2004.

On a sequential basis, same-store NOI improved 2.5% during third quarter 2005, as compared with second quarter 2005. Sequential same-store revenue increased 2.8%. Expenses increased by 3.6% during the quarter, as compared with second quarter levels.

Same-Store % Growth Results Q3 2005 Compared with Q3 2004

		% Change
	% NOI	Revenue	Expenses	NOI	# Units
L.A./Orange County, California	30%	6.8%	9.2%	5.8%	5,605
San Diego, California	24%	6.9%	10.7%	5.5%	3,711
San Francisco, California	19%	3.0%	-3.0%	5.6%	3,035
Seattle, Washington	13%	2.9%	2.3%	3.2%	3,149
Sacramento, California	10%	4.2%	0.0%	6.3%	2,156
Phoenix, Arizona	4%	3.3%	2.1%	4.1%	1,334

Total	100%	5.1%	4.7%	5.3%	18,990

Same-Store % Growth Results Nine Months Ended September 30, 2005 Compared with 2004

		% Change
	% NOI	Revenue	Expenses	NOI	# Units
L.A./Orange County, California	28%	5.7%	3.1%	6.8%	4,901
San Diego, California	25%	5.5%	6.0%	5.4%	3,711
San Francisco, California	19%	-0.9%	1.4%	-1.9%	3,035
Seattle, Washington	14%	1.1%	1.4%	1.0%	3,149
Sacramento, California	10%	1.4%	-1.9%	3.1%	2,156
Phoenix, Arizona	4%	0.2%	-0.8%	0.8%	1,334

Total	100%	2.9%	2.3%	3.2%	18,286

Same-Store Average Occupancy and Turnover Rates

	Physical Occupancy			Turnover Ratio
	Q3 2005	Q2 2005	Q3 2004	YTD 2005	YTD 2004
L.A./Orange County, California	94.9%	94.6%	96.1%	62%	59%
San Diego, California	95.5%	94.4%	96.0%	69%	70%
San Francisco, California	95.7%	94.2%	94.0%	59%	65%
Sacramento, California	96.5%	95.0%	96.3%	70%	76%
Seattle, Washington	94.6%	94.6%	94.6%	62%	63%
Phoenix, Arizona	94.9%	92.6%	95.7%	72%	76%

Average	95.3%	94.4%	95.5%	65%	66%

Development Activity

During third quarter 2005, the company had two Southern California communities in the lease-up phase, The Heights, with 208 units, in Chino Hills, and Galleria at Towngate, with 268 units, in Moreno Valley. At the end of the quarter, 94 units were delivered at The Heights, 82 of which were occupied. At Galleria at Towngate, 20 units were delivered, nine of which were occupied.

BRE currently has five communities with a total of 1,190 units under construction, for a total estimated investment of $253 million, and an estimated balance to complete totaling $96 million. Expected delivery dates for these units range from first quarter 2006 through fourth quarter 2007. All development communities are in Southern California. At September 30, 2005, BRE owned four parcels of land representing 1,023 units of future development, for an estimated aggregate cost of $308 million upon completion. The land parcels are located in Northern and Southern California, and the Seattle, Washington metro area.

Financial and Other Information

At September 30, 2005, BRE’s combination of debt and equity resulted in a total market capitalization of approximately $4.1 billion, with a debt-to-total market capitalization ratio of 37%. The company’s outstanding debt of $1.5 billion carried a weighted average interest rate of 6.0% for the nine-month period. BRE’s coverage ratio of Adjusted EBITDA to interest expense was 2.7 times for the quarter. The weighted average maturity for outstanding debt is 4.5 years. At September 30, 2005, outstanding borrowings under the company’s unsecured and secured lines of credit totaled $301 million, with a weighted average interest cost of 4.6%.

For third quarter 2005, cash dividend payments to common shareholders totaled $25.5 million, or $0.50 per share, which represents an increase of 2.6% over prior year per share dividend levels.

Earnings Outlook

At October 11, 2005, First CallTM, a widely referenced source of consensus earnings, reported that 13 research analysts had contributed full-year 2005 FFO estimates on BRE ranging from $2.08 to $2.14, for a consensus average of $2.10.

The company now expects FFO per share for the full year 2005 to range $2.06 to $2.14, and EPS to range $1.11 to $1.19. FFO per share for the fourth quarter 2005 is expected to range $0.53 to $0.61, and EPS to range $0.16 to $0.24 for the full year 2005.

The expected guidance includes approximately $3.5 million of one-time revenue items, which the company anticipates will be received during the fourth quarter 2005. The revised lower end of the guidance range reflects slower than anticipated lease-up of two properties in Southern California and greater interest expense as a result of increased floating rates.

In mid-December, the company will provide FFO and EPS guidance for 2006.

FFO and EPS estimates may be subject to fluctuation as a result of several factors, including any change to underlying operating fundamentals, the timing associated with acquisition and disposition activity, the incurrence of any unexpected charges, and any gains or losses associated with disposition activity.

Q2 2005 Analyst Conference Call

The company will hold a conference call on Wednesday, October 26 at 8:30 a.m. PDT (11:30 a.m. EDT) to review these results. The dial-in number to participate in the U.S. and Canada is 888.290.1473; the international number is 706.679.8398. Enter Conf. ID# 9582414. A telephone replay of the call will be available for 30 days at 800.642.1687 or 706.645.9291 international, using the same ID#. A link to the live webcast of the call will be posted on www.breproperties.com, in Investors, on the Corporate Profile page. A webcast replay will be available for one month following the call.

BRE Properties—a real estate investment trust—develops, acquires and manages apartment communities convenient to its residents’ work, shopping, entertainment and transit in supply-constrained Western U.S. markets. BRE directly owns and operates 84 apartment communities totaling 23,826 units in California, Arizona, Washington and Colorado. The company currently has nine other properties in various stages of development and construction, totaling 2,213 units, and joint venture interests in two additional apartment communities, totaling 488 units.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, this news release contains forward-looking statements regarding the Company’s capital resources, portfolio performance and results of operations, and is based on the company’s current expectations and judgment. You should not rely on these statements as predictions of future events because there is no assurance that the events or circumstances reflected in the statements can be achieved or will occur. Forward-looking statements are identified by words such as “believes,” “expects,” “may,” “will,” “should,” “seeks” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” or “anticipates” or their negative form or other variations, or by discussions of strategy, plans or intonations. The following factors, among others, could affect actual results and future events: defaults or nonrenewal of leases, increased interest rates and operating costs, failure to obtain necessary outside financing, difficulties in identifying properties to acquire and in affecting acquisitions, failure to successfully integrate acquired properties and operations, inability to dispose of assets that no longer meet our investment criteria under applicable terms and conditions, risks and uncertainties affecting property development and construction (including construction delays, cost overruns, liability to obtain necessary permits and public opposition to such activities), failure to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended, and increases in real property tax rates. The Company’s success also depends on general economic trends, including interest rates, tax laws, governmental regulation, legislation, population changes and other factors, including those risk factors discussed in the section entitled “Risk Factors” in the Company’s most recent Annual Report on Form 10-K as they may be updated from time to time by the Company’s subsequent filings with the Securities and Exchange Commission. Do not rely solely on forward-looking statements, which only reflect management’s analysis. The company assumes no liability to update this information. For more details, please refer to the company’s SEC filings, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

BRE PROPERTIES, INC.

Financial and Operating Highlights

Third Quarter 2005

(Unaudited; in thousands, except per share, ratio and community data)

	Quarter Ended September 30,		Nine Months ended September 30,
OPERATING INFORMATION	2005	2004	2005	2004
Total revenues(1)	$76,848	$66,561	$219,951	$193,991
Net income available to common shareholders	$6,870	$11,480	$49,209	$36,297
Per diluted share	$0.13	$0.23	$0.95	$0.72
Funds from Operations(2)	$27,297	$29,484	$80,431	$85,348
FFO per diluted share	$0.51	$0.57	$1.53	$1.65
Other Expenses(3)	$759	$427	$1,488	$1,792
Other Expenses per diluted share	$0.01	$0.01	$0.03	$0.04
Dividends per share	$0.50	$0.4875	$1.50	$1.4625
Adjusted EBITDA(2)	$52,232	$49,710	$151,736	$144,485
Common dividends	$25,498	$24,507	$76,163	$73,426
Preferred dividends	$4,468	$3,203	$13,404	$8,588
Interest expense	$19,512	$16,775	$55,949	$49,042
Interest coverage ratio(4)	2.7	3.0	2.7	2.9
Fixed charge coverage ratio(4)	2.2	2.5	2.2	2.5
Same-store revenue increase/decrease	5.1%	-0.5%	2.9%	0.3%
Same-store expense increase/decrease	4.7%	0.5%	2.3%	4.5%
Same-store NOI increase/decrease	5.3%	-0.9%	3.2%	-1.5%
Operating margins	68%	69%	68%	69%

CAPITALIZATION DATA			9/30/05	9/30/04
Net real estate investments			$2,590,971	$2,335,713
Total assets, gross			$2,958,913	$2,667,799
Total debt			$1,496,690	$1,336,368
Minority interest			$61,675	$35,720
Preferred stock (at liquidation preference)			$250,000	$175,000
Total shareholders’ equity			$1,033,546	$968,319
Common shares and units outstanding			52,205	51,284
Share price, end of period			$44.50	$38.35
Total market capitalization			$4,069,813	$3,478,109
Total book capitalization			$2,591,911	$2,340,407
Debt to total market capitalization			37%	38%
Debt to total book capitalization			58%	57%
Debt to total assets, gross			51%	50%
Secured debt to total assets			11%	11%

COMMUNITY INFORMATION			9/30/05	9/30/04
Operating communities:
Communities			86	89
Units			24,314	24,743
Communities under development:
Communities			9	6
Units			2,213	1,536

(1)	Revenues reported exclude results from discontinued operations, partnership income and other income.
(2)	Please refer to Exhibit C for definitions and reconciliations of all non-GAAP financial measures presented in this package.
(3)	Other expenses represent Red Hawk Ranch litigation costs.
(4)	Interest coverage represents ratio of Adjusted EBITDA to interest expense. Fixed charge coverage represents ratio of Adjusted EBITDA to interest expense plus preferred stock dividends.

BRE PROPERTIES, INC.

Consolidated Balance Sheets

Third Quarter 2005

(Unaudited, dollar amounts in thousands except per share data)

	September 30, 2005	September 30, 2004
ASSETS
Real estate portfolio:
Direct investments in real estate:
Investments in rental properties	$2,478,781	2,513,129
Construction in progress	142,045	72,289
Less: accumulated depreciation	(312,269)	(284,912)

	2,308,557	2,300,506

Equity interests in and advances to real estate joint ventures:
Investments in rental properties	10,183	10,268
Real estate held for sale, net	195,047	—
Land under development	77,184	24,939

Total real estate portfolio	2,590,971	2,335,713
Other assets	55,673	47,174

TOTAL ASSETS	$2,646,644	$2,382,887

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unsecured senior notes	$980,000	$848,352
Unsecured line of credit	226,000	218,000
Secured line of credit	75,000	140,000
Mortgage loans	215,690	130,016
Accounts payable and accrued expenses	54,733	42,480

Total liabilities	1,551,423	1,378,848

Minority interests	61,675	35,720

Shareholders’ equity:
Preferred Stock, $0.01 par value; 20,000,000 shares authorized: 10,000,000 and 7,000,000 shares with $25 liquidation preference issued and outstanding at September 30, 2005 and September 30, 2004, respectively.	100	70
Common stock, $0.01 par value, 100,000,000 shares authorized. Shares issued and outstanding: 51,186,459 and 50,263,488 at September 30, 2005 and 2004, respectively.	512	503
Additional paid-in capital	1,032,934	967,746

Total shareholders’ equity	1,033,546	968,319

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,646,644	$2,382,887

BRE PROPERTIES, INC.

Consolidated Statements of Income

Quarters and Nine Months Ended September 30, 2005 and 2004

(Unaudited, dollar and share amounts in thousands)

	Quarter ended 9/30/05	Quarter ended 9/30/04	Nine months ended 9/30/04	Nine months ended 9/30/04
REVENUE
Rental income	$73,461	$63,621	$210,014	$185,606
Ancillary income	3,387	2,940	9,937	8,385

Total revenue	76,848	66,561	219,951	193,991
EXPENSES
Real estate expenses	24,366	20,413	69,576	60,154
Depreciation	18,893	15,178	52,722	40,706
Interest expense	19,512	16,775	55,949	49,042
General and administrative	4,045	3,091	12,853	9,488
Other expenses	759	427	1,488	1,792

Total expenses	67,575	55,884	192,588	161,182
Other income	446	591	2,146	1,108

Income before minority interests, partnership income and discontinued operations	9,719	11,268	29,509	33,917
Minority interests	(915)	(576)	(2,620)	(1,907)
Partnership income	155	218	402	647

Income from continuing operations	8,959	10,910	27,291	32,657
Discontinued operations:
Discontinued operations, net(1)	2,379	3,773	8,425	12,228
Net gain on sales	—	—	26,897	—

Total discontinued operations	2,379	3,773	35,322	12,228
NET INCOME	$11,338	$14,683	$62,613	$44,885
Dividends attributable to preferred stock	4,468	3,203	13,404	8,588

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$6,870	$11,480	$49,209	$36,297

Net income per common share—basic	$0.13	$0.23	$0.97	$0.72

Net income per common share—assuming dilution	$0.13	$0.23	$0.95	$0.72

Weighted average shares outstanding—basic(2)	51,065	50,210	50,830	50,130

Weighted average shares outstanding—assuming dilution(2)	51,990	50,895	51,640	50,650

(1)	Details of net earnings from discontinued operations. For 2005 includes results from three properties sold during the first six months of 2005 and seven properties held for sale at September 30, 2005. 2004 also includes NOI from three properties sold during 4Q ’04.

	Quarter ended 9/30/05	Quarter ended 9/30/04	Nine months ended 9/30/05	Nine months ended 9/30/04
Rental and ancillary income	$5,184	$9,258	18,090	$27,950
Real estate expenses	(1,990)	(3,414)	(6,424)	(9,569)
Depreciation	(815)	(2,071)	(3,241)	(6,153)

Income from discontinued operations, net	$2,379	$3,773	$8,425	$12,228

(2)	See analysis of weighted average shares and ending shares at page 15.

BRE PROPERTIES, INC.

Consolidated Balance Sheets-Past Five Quarters

(Unaudited, dollar amounts in thousands except per share data)

	Sept. 30, 2005	June 30, 2005	March 31, 2005	Dec. 31, 2004	Sept. 30, 2004
ASSETS
Real estate portfolio:
Direct investments in real estate:
Investments in rental properties	$2,478,781	$2,671,796	$2,568,723	$2,538,171	$2,513,129
Construction in progress	142,045	135,217	125,686	108,930	72,289
Less: accumulated depreciation	(312,269)	(315,537)	(297,985)	(280,498)	(284,912)

	2,308,557	2,491,476	2,396,424	2,366,603	2,300,506
Equity interests in real estate joint ventures:
Investments in rental properties	10,183	10,158	10,175	10,227	10,268
Real estate held for sale	195,047	—	45,296	60,383	—
Land under development	77,184	81,735	79,388	43,204	24,939

Total real estate portfolio	2,590,971	2,583,369	2,531,283	2,480,417	2,335,713
Other assets	55,673	52,359	55,189	38,524	47,174

TOTAL ASSETS	$2,646,644	$2,635,728	$2,586,472	2,518,941	$2,382,887

LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities:
Unsecured senior notes	$980,000	$998,023	$848,092	$848,201	$848,352
Unsecured line of credit	226,000	189,000	245,000	187,000	218,000
Secured line of credit	75,000	75,000	140,000	140,000	140,000
Mortgage loans	215,690	216,482	192,111	203,365	130,016
Accounts payable and accrued expenses	54,733	52,296	48,100	58,053	42,480

Total liabilities	1,551,423	1,530,801	1,473,303	1,436,619	1,378,848

Minority interests	61,675	61,675	61,675	35,675	35,720

Shareholders’ equity:
Preferred stock	100	100	100	100	70
Common stock	512	508	508	504	503
Additional paid-in capital	1,032,934	1,042,644	1,050,886	1,046,043	967,746

Total shareholders’ equity	1,033,546	1,043,252	1,051,494	1,046,647	968,319

TOTAL LIABILITIES AND EQUITY	$2,646,644	$2,635,728	$2,586,472	$2,518,941	$2,382,887

BRE PROPERTIES, INC.

Consolidated Statements of Income

Past Five Quarters

(Unaudited, dollar amounts in thousands)

	Sept. 30, 2005	June 30, 2005	Mar. 31, 2005	Dec. 31, 2004	Sept. 30, 2004
REVENUE
Rental income	$73,461	$69,015	$67,538	$63,463	$63,621
Ancillary income	3,387	3,676	2,874	2,814	2,940

Total revenue	76,848	72,691	70,412	66,277	66,561
EXPENSES
Real estate expenses	$24,366	$22,742	$22,468	$21,011	$20,413
Depreciation	18,893	16,810	17,019	15,862	15,178
Interest expense	19,512	18,378	18,059	17,783	16,775
General and administrative	4,045	4,048	4,760	3,168	3,091
Other expenses	759	281	448	5,015	427

Total expenses	67,575	62,259	62,754	62,839	55,884
Other income	446	497	1,204	523	591
Income before minority interests, partnership income and discontinued operations	9,719	10,929	8,862	3,961	11,268
Minority interests	(915)	(915)	(790)	(602)	(576)
Partnership income	155	102	145	911	218

Income from continuing operations	8,959	10,116	8,217	4,270	10,910
Discontinued operations:
Discontinued operations, net(1)	2,379	2,479	3,566	4,461	3,773
Net gain on sales	—	5,374	21,523	19,925	—

Total discontinued operations	2,379	7,853	25,089	24,386	3,773

NET INCOME	$11,338	$17,969	$33,306	$28,656	$14,683
Dividends attributable to preferred stock	4,468	4,468	4,468	3,526	3,203

NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$6,870	$13,501	$28,838	$25,130	$11,480

Net income per common share—basic	$0.13	$0.27	$0.57	$0.50	$0.23

Net income per common share—diluted	$0.13	$0.26	$0.56	$0.49	$0.23

Weighted average shares outstanding—basic	51,065	50,810	50,595	50,375	50,210

Weighted average shares outstanding—assuming dilution	51,990	51,560	51,330	51,320	50,895

(1)	Details of earnings from discontinued operations, net:

	Sept. 30, 2005	June 30, 2005	Mar. 31, 2005	Dec. 31, 2004	Sept. 30, 2004
Rental and ancillary income	$5,184	$5,791	$7,114	$8,976	$9,258
Real estate expenses	(1,990)	(2,087)	(2,347)	(3,023)	(3,414)
Depreciation	(815)	(1,225)	(1,201)	(1,492)	(2,071)

Income from discontinued operations, net	$2,379	$2,479	$3,566	$4,461	$3,773

BRE PROPERTIES, INC.

Reconciliation of Funds from Operations (FFO), Capital Expenditures,

and Continuing and Discontinued Operations

(In thousands, except per share, unit and per unit data)

	Sept. 30, 2005	June 30, 2005	Mar. 31, 2005	Dec. 31, 2004	Sept. 30, 2004
CALCULATION OF FFO
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$6,870	$13,501	$28,838	$25,130	$11,480
Add back/exclude:
Depreciation from continuing operations	$18,893	16,810	17,019	15,862	15,178
Depreciation from discontinued operations	$815	1,225	1,201	1,492	2,071
Minority interests	$915	915	790	602	576
Depreciation from unconsolidated entities	$209	216	202	240	284
Net (gain) on sales	—	(5,374)	(21,523)	(19,925)	—
Less: Minority interests not convertible into common shares	$(405)	(405)	(280)	(105)	(105)

FUNDS FROM OPERATIONS(1)	$27,297	$26,888	$26,247	$23,296	$29,484

Other expenses(2), (3)	$759	$281	$448	$5,015	$427

Weighted average shares and equivalents outstanding— assuming dilution	53,010	52,580	52,350	52,340	51,860
PER SHARE INFORMATION—ASSUMING DILUTION:
Funds from operations	$0.51	$0.51	$0.50	$0.45	$0.57
Other expenses(2), (3)	$0.01	$0.01	$0.01	$0.10	$0.01

(1)	Funds From Operations (FFO) is calculated in accordance with the White Paper adopted by the National Association of Real Estate Investment Trusts in October 1999 (as amended in April 2002). See Exhibit C for further definition.
(2)	Includes litigation costs incurred in connection with a construction defect lawsuit BRE is pursuing regarding the Red Hawk Ranch apartment community.
(3)	Includes a charge totaling $4,080,000 during the fourth quarter of 2004, relating to the retirement of our chief executive officer.

	Sept. 30, 2005	June 30, 2005	Mar. 31 2005	Dec. 31, 2004	Sept. 30, 2004
CAPITAL EXPENDITURES
Capital expenditures(4)	$3,057	$4,140	$1,076	$5,285	$6,453

Average apartment units in period	23,826	24,198	24,238	24,384	23,952
Capital expenditures per apartment unit in period	$128	$171	$44	$217	$269
Capital expenditures per apartment unit-trailing four quarters	$560	$701	$709	$752	$654
Revenue enhancing rehabilitation costs	$4,474	$5,370	$3,476	$8,039	$4,571

(4)	Represents capital expenditures, excluding rehabilitation costs and development advances. The company expenses certain improvements related to the operation of apartment communities, including carpet, window covering and appliance replacements.

	Sept. 30, 2005	June 30, 2005	Mar. 31 2005	Dec. 31, 2004	Sept. 30, 2004
RECONCILIATION OF CONTINUING AND DISCONTINUED OPERATIONS
Revenues from continuing operations	$77,449	$73,290	$71,761	$67,711	$67,370
Revenues from discontinued operations	5,184	5,791	7,114	8,976	9,258

Total Revenues	$82,633	$79,081	$78,875	$76,687	$76,628
Real estate expenses—continuing operations	$24,366	$22,742	$22,468	$21,011	$20,413
Real estate expenses—discontinued operations	1,990	2,087	2,347	3,023	3,414

Total Real Estate Expenses	$26,356	$24,829	$24,815	$24,034	$23,827
Total Net Operating Income	$56,277	$54,252	$54,060	$52,653	$52,801

Depreciation from continuing operations	$18,893	$16,810	$17,019	$15,862	$15,178
Depreciation from discontinued operations	815	1,225	1,201	1,492	2,071

Total Depreciation	$19,708	$18,035	$18,220	$17,354	$17,249

BRE PROPERTIES, INC.

“Same-Store” Markets Summary

For the Quarters ended September 30, 2005 and 2004

(Dollar amounts in thousands)

		Revenues			Expenses
	No. of Units	Q3 2005	Q3 2004	% Change	Q3 2005	Q3 2004	% Change
California
L.A./Orange County	5,605	$20,195	$18,904	6.8%	$6,250	$5,724	9.2%
San Diego	3,711	14,787	13,833	6.9%	4,021	3,633	10.7%
San Francisco	3,035	11,927	11,580	3.0%	3,370	3,474	-3.0%
Sacramento	2,156	6,494	6,230	4.2%	2,010	2,010	0.0%
Pacific Northwest
Seattle	3,149	9,154	8,899	2.9%	3,302	3,227	2.3%
Mountain/Desert Markets
Phoenix	1,334	3,151	3,050	3.3%	1,253	1,227	2.1%

Total Same-Store(1)	18,990	$65,708	$62,496	5.1%	$20,206	$19,295	4.7%

			Net Operating Income
	No. of Communities	No. of Units	Q3 2005	Q3 2004	% Change	% of Total
California
L.A./Orange County	22	5,605	$13,945	$13,180	5.8%	30%
San Diego	13	3,711	10,766	10,200	5.5%	24%
San Francisco	9	3,035	8,557	8,106	5.6%	19%
Sacramento	10	2,156	4,484	4,220	6.3%	10%
Pacific Northwest
Seattle	13	3,149	5,852	5,672	3.2%	13%
Mountain/Desert Markets
Phoenix	3	1,334	1,898	1,823	4.1%	4%

Total Same-Store(1)	70	18,990	$45,502	$43,201	5.3%	100%

“Non Same-Store” Summary

	No. of Communities	No. of units	Net Operating Income
			Q3 2005	Q3 2004
Acquired properties(2)	4	1,603	$3,636	$328
Development properties(3)	2	596	2,183	1,561
Rehabilitation properties(4)	1	453	931	1,058
Discontinued operations(5)	7	2,184	3,194	5,844
Joint venture and other real estate income(6)	2	488	155	218
Commercial properties(7)	n/a	n/a	230	—
Other income	n/a	n/a	446	591

Total Non Same-Store	16	5,324	$10,775	$9,600

Less Properties Sold Q3 ’05	—	—
Total All Units / NOI	86	24,314	$56,277	$52,801

(1)	Consists of stabilized properties owned by BRE for at least five full quarters, starting July 1, 2004.
(2)	Consists of NOI from properties acquired after July 1, 2004.
(3)	Consists of NOI from two properties (596 units) fully delivered or stabilized and one property (94 units) partially delivered with units under construction.
(4)	Consists of NOI from one property which is under rehabilitation.
(5)	For 2005 includes results from seven properties held for sale at September 30, 2005. For 2004, amounts also include NOI from three properties sold during the first six months of 2005 and from three properties sold during 4Q '04.
(6)	Consists primarily of our percentage of net income derived from joint venture investments in rental properties.
(7)	Consists of NOI from office buildings located in Emeryville CA, that were acquired in June of 2005.

BRE Properties, Inc.

“Same-Store” Markets Summary

For the Nine Months Ended September 30, 2005 and 2004

(Dollar amounts in thousands)

		Revenues			Expenses
California	No. of Units	YTD 9/30 2005	YTD 9/30 2004	% Change	YTD 9/30 2005	YTD 9/30 2004	% Change
L.A./Orange County	4,901	$50,300	$47,604	5.7%	$15,405	$14,938	3.1%
San Diego	3,711	43,302	41,029	5.5%	11,772	11,108	6.0%
San Francisco	3,035	34,664	34,994	-0.9%	10,179	10,039	1.4%
Sacramento	2,156	18,897	18,634	1.4%	6,058	6,178	-1.9%

Pacific Northwest
Seattle	3,149	26,817	26,520	1.1%	9,576	9,445	1.4%

Mountain/Desert Markets
Phoenix	1,334	9,172	9,157	0.2%	3,597	3,626	-0.8%

Total Same-Store(1)	18,286	$183,152	$177,938	2.9%	$56,587	$55,334	2.3%

			Net Operating Income
California	No. of Communities	No. of Units	YTD 9/30 2005	YTD 9/30 2004	% Change	% of Total
L.A./Orange County	17	4,901	$34,895	$32,666	6.8%	28%
San Diego	13	3,711	31,530	29,921	5.4%	25%
San Francisco	9	3,035	24,485	24,955	-1.9%	19%
Sacramento	10	2,156	12,839	12,456	3.1%	10%

Pacific Northwest
Seattle	13	3,149	17,241	17,075	1.0%	14%

Mountain/Desert Markets
Phoenix	3	1,334	5,575	5,531	0.8%	4%

Total Same-Store(1)	65	18,286	$126,565	$122,604	3.2%	100%

			Net Operating Income
“Non Same-Store” Summary	No. of Communities	No. of units	YTD 9/30/05	YTD 9/30/04
Acquired properties(2)	8	2,115	13,419	3,327
Development properties(3)	3	788	7,547	4,628
Rehabilitation properties(4)	1	453	2,615	3,278
Discontinued operations(5)	10	3,112	11,666	18,381
Joint venture and other real estate income(6)	2	488	402	647
Commercial properties(7)	n/a	n/a	230	—
Other income	n/a	n/a	2,146	1,108

Total Non Same-Store	24	6,956	$38,024	$31,369

Less Properties Sold YTD September 30, 2005	(3)	(928)
Total All Units / NOI	86	24,314	$164,589	$153,973

(1)	Consists of stabilized properties owned by BRE for at least seven full quarters, starting January 1, 2004.
(2)	Consists of NOI from properties acquired after January 1, 2004.
(3)	Consists of NOI from three properties (788 units) fully delivered or stabilized after January 1, 2004 and one property (94 units) partially delivered with units under construction.
(4)	Consists of NOI from one property which is under rehabilitation.
(5)	For 2005 includes results from three properties sold during the first six months of 2005 and seven properties held for sale at September 30, 2005. For 2004, amounts also include NOI from three properties sold during 4Q ’04.
(6)	Consists primarily of our percentage of net income derived from joint venture investments in rental properties.
(7)	Consists of NOI from office buildings located in Emeryville CA, that were acquired in June of 2005.

BRE PROPERTIES, INC.

“Same-Store” Operating Metrics

As of September 30, 2005 and 2004

	No. of Units	Market Rent per Unit(1)			Occupancy(2)		Turnover Ratio(3)
		Q305	Q304	% Change	Q305	Q304	2005	2004
California
L.A./Orange Co.	5,605	$1,293	$1,193	8%	94.9%	96.1%	62%	59%
San Diego	3,711	1,420	1,338	6%	95.5%	96.0%	69%	70%
San Francisco	3,035	1,401	1,337	5%	95.7%	94.0%	59%	65%
Sacramento	2,156	1,067	1,019	5%	96.5%	96.3%	70%	76%
Pacific Northwest
Seattle	3,149	1,027	959	7%	94.6%	94.6%	62%	63%
Mountain/Desert Markets
Phoenix	1,334	835	789	6%	94.9%	95.7%	72%	76%

Total/Average Same Store(4)	18,990	$1,233	$1,157	7%	95.3%	95.5%	65%	66%

(1)	Represents, by region, weighted average market level rents for the period.
(2)	Represents average physical occupancy for the quarter. Excludes properties in lease-up.
(3)	Represents the annualized number of units turned over for the period, divided by the number of units in the region.
(4)	Consists of stabilized properties directly owned by BRE for at least five full quarters, starting July 1, 2004.

“Non Same-Store” Operating Metrics

Acquisition, Development, Rehabilitation,

and Joint Venture Communities—Q305(5)

	Number of Units
	ACQ	DEV	REHAB	HELD FOR SALE	JV	Total	Market Rent/Unit	Average Occupancy
California
L.A./Orange Co.	1,180	596	—	—	—	1,776	$1,584	88.3%
San Francisco	—	—	453	—	—	453	$1,374	79.5%
Sacramento	—	—	—	—	236	236	$1,067	94.8%
Pacific Northwest
Seattle	423	—	—	—	—	423	$1,129	90.4%
Mountain/Desert Markets
Phoenix	—	—	—	564	252	816	$868	97.4%
Denver	—	—	—	1,620	—	1,620	$805	92.9%

Total/Average Non-Same Store	1,603	596	453	2,184	488	5,324	$1,160	90.8%

Total/Average Portfolio						24,314	$1,217	94.3%

(5)	Consists of communities acquired and development properties delivered or stabilized after July 1, 2004, one community currently under rehabilitation, seven communities held for sale and two communities contributed to JV arrangements.

BRE Properties, Inc.

Debt Structure and Share Analysis as of September 30, 2005

(Dollar and share amounts in thousands)

			For the nine months ended September 30, 2005
FIXED RATE	Balance Outstanding September 30, 2005	Average Life	Weighted Average Int. Rate	Percentage Total Debt	Percentage Gross Assets
Unsecured	$980,000	5.3 years	6.37%	65.5%	33.1%
Secured	182,001	5.9 years	6.38%	12.2%	6.2%
Total fixed rate debt	$1,162,001	5.4 years	6.37%	77.6%	39.3%

VARIABLE RATE DEBT
Unsecured Line of credit(1)	$226,000	0.6 years	4.91%	15.1%	7.6%
Secured Line of credit	75,000	2.7 years	3.73%	5.0%	2.5%
Debt subject to floating rate swaps(2)	10,399	0.1 years	5.46%	0.7%	0.4%
Secured tax-exempt mortgages	23,290	2.7 years	3.33%	1.6%	0.8%
Total variable rate debt	$334,689	1.2 years	4.55%	22.4%	11.3%

TOTAL DEBT	$1,496,690	4.4 years	5.96%	100.0%	50.6%

Ratio of debt to total market capitalization	37%
Interest expense coverage—YTD ’05(3)	2.7	x
Fixed charge coverage—YTD ’05(3)	2.2	x

SCHEDULED PRINCIPAL PAYMENTS
	Unsecured	Secured	Total
2005	$0	$11,083	$11,083
2006(4)	226,000	15,668	241,668
2007	200,000	14,820	214,820
2008(5)	—	97,511	97,511
2009	200,000	19,328	219,328
2010	150,000	33,282	183,282
2011	250,000	2,121	252,121
Thereafter	180,000	96,877	276,877

Total	$1,206,000	$290,690	$1,496,690

SENIOR UNSECURED DEBT RATINGS
Moody’s	Baa2	(stable	)
Standard & Poor’s	BBB	(stable	)
Fitch	BBB	(stable	)

CAPITALIZED INTEREST
	Qtr. Ended 9/30/2005	Qtr. Ended 9/30/2004
Interest capitalized	$3,131	$1,253

	YTD 9/30/2005	YTD 9/30/2004
Interest capitalized	$8,020	$4,623

SUMMARY OF COMMON SHARES
Weighted Average	Qtr. Ended 9/30/2005	Qtr. Ended 9/30/2004
Weighted average shares outstanding(6)	51,065	50,210
Weighted average OP units	1,020	965
Dilutive effect of stock options	925	685

Diluted shares—FFO(7)	53,010	51,860
Less: Anti-dilutive OP Units(8)	(1,020)	(965)

Diluted shares—EPS(9)	51,990	50,895

Weighted Average	YTD 9/30/2005	YTD 9/30/2004
Weighted average shares outstanding(6)	50,830	50,130
Weighted average OP units	1,020	970
Dilutive effect of stock options	810	520

Diluted shares—FFO(7)	52,660	51,620
Less: Anti-dilutive OP Units(8)	(1,020)	(970)

Diluted shares—EPS(9)	51,640	50,650

Ending	As of 9/30/2005	As of 9/30/2004
Shares outstanding at end of period	51,186	50,263
OP units at end of period	1,019	1,021
Dilutive effect of stock options	925	685

Total	53,130	51,969

SUMMARY OF PREFERRED SHARES
	Qtr. Ended 9/30/2005	Qtr. Ended 9/30/2004
8.08% Series B, $25 per share liquidation pref.	3,000	3,000
6.75% Series C, $25 per share liquidation pref.	4,000	4,000
6.75% Series D, $25 per share liquidation pref.	3,000	—

	10,000	7,000

(1)	We have a revolving Line of credit providing up to $350 million currently priced at LIBOR plus 70 bp, maturing in April 2006.
(2)	We have one interest rate swap agreement with a notional amount aggregating $10.4 million that is used to assume a floating rate of interest on a portion of our fixed rate debt, maturing in October of 2005.
(3)	Represents interest expense and preferred stock dividend payment coverage for the nine months September 30, 2005.
(4)	Includes the scheduled maturity of our unsecured line of credit. At September 30, 2005, the outstanding balance was $226 million.
(5)	Includes the scheduled maturity of our secured line of credit. At September 30, 2005, the outstanding balance was $75 million.
(6)	Represents denominator for shares in the calculation of basic earnings per share.
(7)	Represents denominator for shares in the calculation of diluted FFO per share.
(8)	Under FAS 128, common share equivalents deemed to be anti-dilutive are excluded from the diluted earnings per share calculations.
(9)	Represents denominator for shares in the calculation of diluted EPS.

BRE PROPERTIES, INC.

Development Communities and Land Held for Development

September 30, 2005

(Dollar amounts in millions)

CONSTRUCTION IN PROGRESS	Number of Units	Cost Incurred(1)	Estimated Cost	Balance to Complete	Product Type	First Units Delivered	Estimated Completion(2)
The Heights Chino Hills, CA	208	$36.5	$40.8	$4.3	Garden	2Q/2005	1Q/2006
Bridgeport Cove Santa Clarita, CA	188	28.8	40.5	11.7	Garden	4Q/2005	2Q/2006
Galleria at Towngate Moreno Valley, CA	268	29.5	40.2	10.7	Garden	3Q/2005	2Q/2006
Renaissance at Uptown Orange(8) Orange, CA	338	36.1	77.4	41.3	Wrap	1Q/2007	4Q/2007
The Stuart at Sierra Madre Villa Pasadena, CA	188	25.7	54.0	28.3	Podium	4Q/2006	2Q/2007

Total CIP	1,190	$156.6	$252.9	$96.3

LAND UNDER DEVELOPMENT(3)	Number of Units	Cost Incurred	Estimated Cost	Estimated Const. Start	Product Type

Bay Vista Apartments Emeryville, CA	224	$17.0	$65.0	4Q/2005	Podium
Belcarra Apartments Bellevue, WA	320	15.0	72.5	2Q/2006	Podium
Denny Way Apartments Seattle, WA	195	9.4	49.0	2Q/2006	Podium
5600 Wilshire Los Angeles, CA	284	35.8	121.0	1Q/2006	Podium

Total LUD	1,023	$77.2	$307.5

Projected Composite Yield Upon Stabilization(4)	7.50% – 8.00%

LAND UNDER CONTRACT(5)	Number of Units	Cost Incurred(6)	Estimated Cost(7)	Estimated Const. Start	Product Type

Anaheim, CA	320	$3.9	$77.2	2H/2006	Podium
Walnut Creek, CA	378	1.5	100.2	2H/2007	Podium
Santa Clara, CA	206	0.8	52.7	1H/2007	Podium
Pleasanton, CA	408	1.1	92.4	2H/2007	Wrap

Total	1,312	$7.3	$322.5

(1)	Reflects all recorded costs incurred as of September 30, 2005, recorded on our consolidated balance sheet as “direct investments in real estate-construction in progress.” Included in this amount is $14.5 million of costs for the 94 completed units on The Heights and 20 completed units on Galleria at Towngate which are reflected on our Consolidated Balance Sheet as “direct investments in real estate-investments in rental properties.”
(2)	“Completion” is defined as our estimate of when an entire project will have a final certificate of occupancy issued and be ready for occupancy. Completion dates have been updated to reflect our current estimates of receipt of final certificates of occupancy, which are dependent on several factors, including construction delays and the inability to obtain necessary public approvals.
(3)	Land under development represents projects in various stages of predevelopment, development and initial construction, for which construction or supply contracts have not yet been finalized. As these contracts are finalized, projects are transferred to construction in progress on our consolidated balance sheet.
(4)	Represents weighted average projected stabilized yield for construction in progress and land under development.
(5)	Land under contract represents land parcels for which we have signed a purchase and sale agreement and commenced the entitlement process.
(6)	Represents deposits, contractual costs, and entitlement expenses incurred to date.
(7)	Estimated costs for properties categorized as Land under Contract are subject to change during the process of entitlement.
(8)	Estimated units and costs for this project have been adjusted to reflect a change in development strategy. BRE intends to sell the land originally planned for phase II.

Exhibit A

BRE PROPERTIES, INC. EXHIBIT A

Sequential “Same-Store” Multifamily Markets Summary

Last five quarters

REVENUES	Q3 2005	Q2 2005	Q1 2005	Q4 2004	Q3 2004

California
L.A./Orange County	2.8%	2.5%	0.9%	-0.6%	1.6%
San Diego	2.5%	2.3%	2.6%	-0.7%	0.0%
San Francisco	3.6%	2.5%	1.6%	-4.6%	-1.5%
Sacramento	3.0%	3.4%	1.3%	-3.4%	0.5%
Pacific Northwest
Seattle	2.0%	3.3%	1.8%	-4.1%	-0.2%
Mountain/Desert Markets
Phoenix	3.9%	1.2%	0.4%	-1.7%	-0.4%

Total Same Store	2.8%	2.5%	1.6%	-2.4%	-0.8%

EXPENSES(1)	Q3 2005	Q2 2005	Q1 2005	Q4 2004	Q3 2004
California
L.A./Orange County	5.2%	-1.7%	7.2%	-1.8%	-3.2%
San Diego	5.8%	-3.8%	10.4%	-1.5%	-0.9%
San Francisco	-1.5%	0.9%	-10.4%	8.9%	10.0%
Sacramento	-2.7%	4.3%	1.9%	-3.3%	1.4%
Pacific Northwest
Seattle	7.5%	-4.0%	7.8%	-8.0%	5.8%
Mountain/Desert Markets
Phoenix	4.4%	3.2%	9.7%	-13.4%	3.4%

Total Same Store	3.6%	0.0%	3.2%	-2.5%	6.8%

NET OPERATING INCOME	Q3 2005	Q2 2005	Q1 2005	Q4 2004	Q3 2004
California
L.A./Orange County	1.7%	4.4%	-1.7%	-0.1%	3.7%
San Diego	1.4%	4.7%	-0.1%	-0.4%	0.3%
San Francisco	5.8%	3.3%	7.9%	-10.4%	-5.7%
Sacramento	5.8%	3.0%	1.0%	-3.4%	0.1%
Pacific Northwest
Seattle	-0.9%	2.7%	-1.4%	-1.9%	-3.3%
Mountain/Desert Markets
Phoenix	3.5%	0.0%	-4.5%	5.8%	-2.6%

Total Same Store	2.5%	3.7%	0.8%	-2.3%	-3.1%

(1)	Expenses fluctuate from quarter to quarter due to timing of repairs and maintenance, utilities and other items.

Exhibit B

BRE Properties, Inc.

Net Asset Value Calculation, Annualized Q3 2005

(Amounts in thousands, except per share data)

Overall portfolio capitalization rate: 5.25%(1)

	Calculation per Actual-Q3 ’05	Adjustments		As Adjusted
Annualized revenues and expenses:
Current rental revenues	$293,844			$293,844
Partnership and ancillary revenues(2)	14,168			14,168

Total real estate revenues	308,012	$14,998	(3),(4),(5)	$323,010
Total real estate expenses	(97,464)	(3,993	)(3),(4),(5)	(101,457)

Annualized real estate net operating income	$210,548	$11,005		$221,553
Real estate asset value	4,010,438			$4,220,057
Value of other assets:
Properties acquired @ 1.0x cost	—	76,671	(3)	$76,671
Construction in progress @ 1.10x cost	156,250	15,894	(4)	172,144
Land under development @1.10x cost	84,902			84,902
Receivables and other assets, tangible	42,346			42,346
Other liabilities and nonconvertible minority interest	(88,840)			(88,840)

Total value of other assets	$194,658	$92,565		$287,223
Value of all assets:
Real estate asset value	$4,010,438			$4,220,057
Value of other assets	194,658			287,223

Total asset value	$4,205,096			$4,507,280
Debt and preferred equity:
Mortgage loans	$215,690			$215,690
Unsecured senior notes	980,000			980,000
Unsecured line of credit	226,000			226,000
Secured line of credit	75,000			75,000
Perpetual preferred stock	250,000			250,000

Total debt and preferred	$1,746,690			$1,746,690
Current equity value	$2,458,406			$2,760,590
Common shares outstanding	51,186			51,186
Operating partnership units	1,019			1,019
Dilution from stock options	925			925

Diluted shares/OP units outstanding	53,130			53,130

CURRENT NET ASSET VALUE PER SHARE	$46.27			$51.96

1	Market cap rates	Current range
	San Francisco	4.50% – 5.00%
	San Diego	4.50% – 5.00%
	L.A. / Orange Co.	4.50% – 5.00%
	Sacramento	5.00% – 5.50%
	Seattle	5.00% – 5.50%
	Phoenix	5.00% – 5.50%
	Denver	5.25% – 5.75%

	Weighted average	4.75% – 5.25%

NAV Sensitivity
Cap Rate	$NAV / Share
5.50%	$48.35
5.25%	$51.96
5.00%	$55.93
4.75%	$60.32

1	The NAV calculation uses a cap rate of 5.25%, which is at the high end of our estimated composite range. Market cap rates are based on market transactional data in each operating region, compiled internally, and updated on a semi-annual basis.
2	Excludes other income.
3	Represents Mission Grove Park Apartments which was purchased in May 2005, nonstabilized. Cost is added back and net operating income from this community is subtracted to arrive at adjusted NOI.
4	Represents The Heights in Chino Hills, CA and Galleria at Towngate in Moreno Valley, CA which have commenced delivery of units out of CIP and did not generate full rental revenues for the period. Cost is added back to CIP at 1.10x of cost, and net operating income from those communities is subtracted to arrive at adjusted NOI.
5	Annualized Q3 05 NOI from seven properties held for sale added back to arrive at adjusted NOI.

Exhibit C

BRE PROPERTIES, INC.

Non-GAAP Financial Measure Reconciliations and Definitions

(Dollar amounts in thousands)

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. BRE’s definition and calculation of non-GAAP financial measures may differ from those of other REITs, and may, therefore, not be comparable. The non-GAAP financial measures should not be considered an alternative to net income or any other GAAP measurement of performance and should not be considered an alternative to cash flows from operating, investing or financing activities as a measure of liquidity.

Funds from Operations (FFO)

FFO is used by industry analysts and investors as a supplemental performance measure of an equity REIT. FFO is defined by the National Association of Real Estate Investment Trusts as net income or loss (computed in accordance with accounting principles generally accepted in the United States) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated real estate assets, plus depreciation and amortization of real estate assets and adjustments for unconsolidated partnerships and joint ventures. We calculate FFO in accordance with the NAREIT definition.

We believe that FFO is a meaningful supplemental measure of our operating performance because historical cost accounting for real estate assets in accordance with GAAP assumes that the value of real estate assets diminishes predictably over time, as reflected through depreciation. Because real estate values have historically risen or fallen with market conditions, management considers FFO an appropriate supplemental performance measure because it excludes historical cost depreciation, as well as gains or losses related to sales of previously depreciated property, from GAAP net income. By excluding depreciation and gains or losses on sales of real estate, management uses FFO to measure returns on its investments in real estate assets. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited.

Management also believes that FFO, combined with the required GAAP presentations, is useful to investors in providing more meaningful comparisons of the operating performance of a company’s real estate between periods or as compared to other companies. FFO does not represent net income or cash flows from operations as defined by GAAP and is not intended to indicate whether cash flows will be sufficient to fund cash needs. It should not be considered an alternative to net income as an indicator of the REIT’s operating performance or to cash flows as a measure of liquidity. Our FFO may not be comparable to the FFO of other REITs due to the fact that not all REITs use the NAREIT definition.

	Quarter Ended 9/30/05	Quarter Ended 9/30/04	Nine Months Ended 9/30/05	Nine Months Ended 9/30/04
Net income available to common shareholders	$6,870	$11,480	$49,209	$36,297
Depreciation from continuing operations	18,893	15,178	52,722	40,706
Depreciation from discontinued operations	815	2,071	3,241	6,153
Minority interests	915	576	2,620	1,907
Depreciation from unconsolidated entities	209	284	627	773
Net gain on investments	—	—	(26,897)	—
Less: Minority interests not convertible to common	(405)	(105)	(1,091)	(488)

Funds from operations	$27,297	$29,484	$80,431	$85,348

Diluted shares outstanding—EPS(1)	51,990	50,895	51,640	50,650
Net income per common share—diluted	$0.13	$0.23	$0.95	$0.72

Diluted shares outstanding—FFO(1)	53,010	51,860	52,660	51,620
FFO per common share-diluted	$0.51	$0.57	$1.53	$1.65

(1)	See analysis of weighted average shares and ending shares at page 15.

Exhibit C, continued

BRE PROPERTIES, INC.

Non-GAAP Financial Measure Reconciliations and Definitions

(Dollar amounts in thousands)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA

EBITDA is defined as earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA is defined by BRE as EBITDA, excluding minority interests, gains or losses from sales of investments, preferred stock dividends and other expenses. We consider EBITDA and Adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation, interest, and, with respect to Adjusted EBITDA, gains (losses) from property dispositions and other charges, which permits investors to view income from operations without the impact of noncash depreciation or the cost of debt, or with respect to Adjusted EBITDA, other non-operating items described above.

Because EBITDA and Adjusted EBITDA exclude depreciation and amortization and capture neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of EBITDA and Adjusted EBITDA as measures of our performance is limited. Below is a reconciliation of net income available to common shareholders to EBITDA and Adjusted EBITDA:

	Quarter ended 9/30/05	Quarter ended 9/30/04	Nine months ended 9/30/05	Nine months ended 9/30/04
Net income available to common shareholders	$6,870	$11,480	$49,209	$36,297
Interest	19,512	16,775	55,949	49,042
Depreciation	19,708	17,249	55,963	46,859

EBITDA	46,090	45,504	161,121	132,198
Minority interests	915	576	2,620	1,907
Net gain on sales	—	—	(26,897)	—
Dividends on preferred stock	4,468	3,203	13,404	8,588
Other expenses	759	427	1,488	1,792

Adjusted EBITDA	$52,232	$49,710	$151,736	$144,485

Net Operating Income (NOI)

We consider community level and portfolio-wide NOI to be an appropriate supplemental measure to net income because it helps both investors and management to understand the core property operations prior to the allocation of general and administrative costs. This is more reflective of the operating performance of the real estate, and allows for an easier comparison of the operating performance of single assets or groups of assets. In addition, because prospective buyers of real estate have different overhead structures, with varying marginal impact to overhead by acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or groups of assets.

Because NOI excludes depreciation and does not capture the change in the value of our communities resulting from operational use and market conditions, nor the level of capital expenditures required to adequately maintain the communities (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI consistently with our definition and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. NOI also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

	Quarter ended 9/30/05	Quarter ended 9/30/04	Nine months ended 9/30/05	Nine months ended 9/30/04
Net income available to common shareholders	$6,870	$11,480	$49,209	$36,297
Interest	19,512	16,775	55,949	49,042
Depreciation	19,708	17,249	55,963	46,859
Minority interests	915	576	2,620	1,907
Net gain on sales	—	—	(26,897)	—
Dividends on preferred stock	4,468	3,203	13,404	8,588
General and administrative expense	4,045	3,091	12,853	9,488
Other expenses	759	427	1,488	1,792

NOI	$56,277	$52,801	$164,589	$153,973

Less Non Same-Store NOI	10,775	9,600	38,024	31,369

Same-Store NOI	$45,502	$43,201	$126,565	$122,604